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                                                     EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of H&R Block, Inc. and subsidiaries on Form S-8 (relating to shares of Common Stock issuable under the Company's 1993 Long-Term Executive Compensation Plan) of our reports dated June 21, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of H&R Block, Inc. and subsidiaries for the year ended April 30, 1994.




/s/  Deloitte & Touche

Kansas City, Missouri
August 8, 1994